EXHIBIT 10.52

Senior Note Payable to Al Yousuf LLC

THIS SENIOR CONVERTIBLE NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER FINANCING SECURED BY SUCH SECURITIES AND (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF WITHOUT THE NECESSITY OF AN OPINION OF COUNSEL OR THE CONSENT OF THE ISSUER HEREOF.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

ZAP

SENIOR CONVERTIBLE NOTE

Issue Date: May 8, 2008 US$475,000

FOR VALUE RECEIVED, ZAP, a California corporation (the “Company”), hereby promises to pay to the order of AL YOUSUF LLC, a United Arab Emirates limited liability company, or its permitted successors or assigns (the “Holder”), the sum of Four Hundred Seventy-Five Thousand U.S. Dollars (US$475,000.00) in same day funds (the “Principal”, on or before the date that is the six (6) month anniversary of the Issue Date (the “Maturity Date”).  The Holder may convert the principal of and interest accrued on this Senior Convertible Note (the “Note”) into shares (the “Conversion Shares”) of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth herein.

The Company has issued this Note pursuant to a Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”).

The following terms shall apply to this Note:

1.    DEFINITIONS.  All terms not specifically defined in this Section 1, shall have the respective meanings set forth in this Note.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; or (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

“Continuing Director” means, at any date, a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Note Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

“Conversion Price” means, as of any date, an amount in U.S. dollars equal to ninety percent (90.00%) of the VWAP on such date (or, if such date is not a Trading Day, the Trading Day immediately preceding such date).

“Default Interest Rate” means the lower of twelve (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

“Event of Default” means the occurrence of any of the following events:

(i)	a Liquidation Event occurs or is publicly announced;

(ii)
the Company fails to make any payment of principal or interest on this Note in full as and when such payment is due, and such payment remains unpaid for five (5) Business Days following written notice thereof from the Holder;

(iii)
other than a breach described in clause (ii) above, the Company breaches any material term or condition of this Note, and such breach continues for a period of five (5) Business Days following written notice thereof to the Company from the Holder (for purposes of this clause (iii), the Company’s failure to convert this Note and deliver the shares due upon conversion in accordance herewith shall, without limitation, be deemed to be a breach of a material term or condition of this Note);

(iv)
any representation or warranty made by the Company in this Note or the Note Purchase Agreement was inaccurate or misleading in any material respect as of the date such representation or warranty was made; or

(v)
a default occurs or is declared, or any amounts are accelerated, under or with respect to any instrument that evidences debt of the Company or any of its Subsidiaries in a principal amount exceeding Twenty Five Thousand U.S. Dollars (US$25,000).

“Issue Date” means the date first set forth above, and the same date as the Note Purchase Agreement.

“Liquidation Event” means the (i) institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or any Subsidiary of the Company; or (ii) the dissolution or other winding up of the Company or any Subsidiary of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Subsidiary of the Company.

“Mandatory Redemption Price” means one hundred and twenty percent (120%) of (A) the unpaid principal amount of this Note being redeemed plus (B) all accrued and unpaid Interest (including default interest).

“Principal Market” means the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of a Person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such

Person and one or more of its subsidiaries or (ii) any other form of business organization (other than a corporation) in which such Person, one or more of its subsidiaries, or such Person and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Trading Day” means a Business Day on which shares of Common Stock are purchased and sold on the Principal Market.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably satisfactory to the Company.  If VWAP cannot be calculated for the Common Stock on such Trading Day on the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holder and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Note as a whole and not to any particular provision of this Note.  Any capitalized term used but not defined herein has the meaning specified in the Note Purchase Agreement.

2.    PAYMENT OF PRINCIPAL AND INTEREST.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, if any, and accrued and unpaid Late Charges, if any, on such Principal and Interest.  The Company may prepay in cash, in whole, or from time to time, in part any Principal, Interest or Late Charges.

                      During the term of this Note, Interest shall accrue, commencing on the Issue Date, on outstanding Principal at an interest rate equal to the greater of (i) six percent (6%) per annum (the “Interest”) and (ii) 6 month LIBOR plus two hundred and fifty (250) basis points per annum.  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

If the Company shall fail to make any payment of Principal or Interest on this Note in accordance herewith, additional interest (a “Late Charge”) shall accrue on such unpaid Principal and Interest at a rate per annum equal to the lesser of twelve percent (12%) and the maximum rate permitted by applicable law.

3.    CONVERSION.

(a) Right to Convert.  The Holder shall have the right, at any time, and from time to time to convert all or any part of the outstanding and unpaid principal and interest accrued but unpaid hereon amount of this Note, into such number of duly authorized, validly issued, fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a “Conversion”).  The Company may not refuse any conversion request by the Holder for any reason or no reason unless and until the Company obtains an injunction and posts bond with respect thereto.

(b) Conversion Notice.  In order to convert principal of (and, if the Holder so elects, Interest accrued on) this Note, the Holder shall send by facsimile transmission (followed by a telephonic or email confirmation that such facsimile was sent), at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such Conversion (the “Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and accrued Interest and any other amounts, if applicable) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a “Conversion Notice”).  Subject to Section 5(d), the Conversion Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such Conversion shall be issued.  The Holder shall not be required to physically surrender this Note to the Company in order to effect a Conversion for less than the Principal then outstanding.  The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the date of each Conversion or other payment of principal hereof.  In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed, the Company and the Holder shall provide each other with their respective calculations, and the Company shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the later of the date on which the Holder delivers its calculations to the Company and the receipt of the Holder’s Conversion Notice.  The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”).  Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

(c) Number of Conversion Shares; Reduction of Principal and Interest.  The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of this Note being converted (together, if the Holder so elects, with accrued and unpaid Interest and any other accrued and unpaid amounts on this Note), divided by the Conversion Price in effect on the Conversion Date.  Upon the valid delivery of the Conversion Shares by the Company, the amounts subject to such Conversion shall be credited towards the principal amount of this Note (and, if the Holder has so elected, such Interest and amounts).

(d) Delivery of Common Stock Upon Conversion.  Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the sixth (6th) Business Day following the Conversion Date set forth in such Conversion Notice (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to Section 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the sixth (6th) Business Day following the determination made pursuant thereto.  The Company shall effect delivery of Conversion Shares to the Holder no later than the close of business on such Delivery Date, by delivering to the Holder or its nominee physical certificates representing such Conversion Shares.  If any Conversion would result in a fractional Conversion Share being issuable, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares.  Conversion Shares delivered to the Holder shall not contain any restrictive legend, except that in the event the Conversion Shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, the Conversion shares may, until such shares qualify for resale pursuant to Rule144(b) under the Securities Act, contain a legend stating that the Conversion Shares have not been registered under the Securities Act.

4.    EVENTS OF DEFAULT; MANDATORY REDEMPTION.

(a) Mandatory Redemption.  In the event that an Event of Default or a Change of Control occurs, the Holder shall have the right, upon written notice to the Company (a “Mandatory Redemption Notice”), to have all or any portion of the unpaid principal amount of this Note, plus all accrued and unpaid Interest (including default interest, if any), redeemed by the Company (a “Mandatory Redemption”) at the Mandatory Redemption Price in same day funds.  The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the “Mandatory Redemption Date”), which date must be at least two (2) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of principal and interest (and other amounts, if any) to be redeemed.  In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than, in the case of an Event of Default, the close of business on the third (3rd) Business Day following the date on which an Event of Default is no longer continuing and, with respect to a Change of Control, the close of business on the third (3rd) Business Day following the date on which the Change of Control is completed.  The Company agrees to provide prompt notice of each Event of Default and Change of Control to the Holder.

(b) Payment of Mandatory Redemption Price.

(i) The Company shall pay the Mandatory Redemption Price to the Holder on the Mandatory Redemption Date.  In the event that the Company redeems the entire remaining unpaid principal amount of this Note, all accrued and unpaid Interest and any other amounts due hereunder, and pays such amount to the Holder in cash, the Holder shall return this Note to the Company for cancellation.

(ii) If the Company fails to pay the Mandatory Redemption Price to the Holder on Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

5.    MISCELLANEOUS.

(a) Failure to Exercise Rights not Waiver.  No failure or delay on the part of the Company or the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof.  All rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.  In the event that the Company does not pay any amount under this Note when such amount becomes due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b) Notices.  Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

ZAP
501 Fourth Street
Santa Rosa, California 95401
Attn:  Steven Schneider
Tel:     (707) 525-8658
Fax:     (707) 525-8692

with a copy (which shall not constitute notice) to:

Richardson & Patel, LLP
Murdock Plaza
10900 Wilshire Blvd.
Suite 500
Los Angeles, CA 90024
Attn:   Mark Y. Abdou

Tel:     (310) 208-1182
Fax:     (310) 208-1154

If to the Holder:

Al Yousuf, LLC
Mezzanine Floor
Yamaha Showroom
Sheikh Zayed Road
Dubai, United Arab Emirates
Attention: Iqbal al Yousuf
Tel:     +971.4.339.0000
Fax:     +971.4.339.5544

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP
Suites 102-104, Level 1
The Gate Village Building 4
Dubai International Financial Centre
PO Box 506675
Dubai, United Arab Emirates
Attn:   John Eric Podgore
Tel:     +971.4.425.6323
Fax:     +971.4.425.6301

or as shall be designated by the Company or the Holder in writing to the other parties hereto in accordance this Section 5(b).

(c) Amendments and Waivers.  No amendment, modification or other change to, or waiver of any provision of, this Note or any other Note may be made unless such amendment, modification or change, or request for waiver, is (A) set forth in writing and is signed by the Company and (B) consented to in writing signed by the parties identified herein.  Upon the satisfaction of the conditions described in (A) and (B) above, this Note shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

(d) Transfer of Note.  The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Note Purchase Agreement.  From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee.  The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(e) Lost or Stolen Note.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(f) Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g) Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder.  The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(h) Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

ZAP

By:	/s/ Steven Schneider
Name: Steven Schneider
Title: Chief Executive Officer

ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert certain amounts of the Senior Convertible Note (the “Note”) issued by ZAP (the “Company”) into shares of common stock (“Common Stock”) of the Company according to the terms and conditions of the Note.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Date of Conversion:

Principal Amount of Note to be Converted:

Amount of Interest and Other Amounts to be Converted (if any):

Number of Shares of Common Stock to be Issued:

Name of Holder:

Address:

Signature:
Name: Title:

Holder Requests Delivery to be made: (check one)

□           By Delivery of Physical Certificates to the Above Address